EXHIBIT 99.1

PRESS RELEASE:
EMCORE Corporation announces preliminary unaudited results for fourth fiscal quarter and fiscal year ended September 30, 2006

• Fiscal 2006 annual revenues increase 24% to 143.5 million;
• Fourth quarter revenues increase 6% year over year to $35.4 million;
• First quarter of fiscal 2007 revenue estimated to be $38.0 million

SOMERSET, New Jersey, January 8, 2007 -- EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and solar power markets, today announced preliminary unaudited financial results for the fiscal 2006 fourth quarter and fiscal year ended September 30, 2006.

Revenues from continuing operations for the fourth quarter of fiscal 2006 were $35.4 million, an increase of 6% from the $33.5 million reported in the fourth quarter of fiscal 2005. During the fourth quarter of fiscal 2006, the Company sold its Electronics Materials and Device division and all revenues relating to this group have been eliminated and included in discontinued operations in the attached financial statements in accordance with generally accepted accounting principles. Fiber optic revenues were $28.0 million in the fourth quarter as compared to $24.2 million a year ago and $26.0 million in the previous quarter. The increase in fiber optic revenues was primarily related to the Company’s digital fiber optics product line. Photovoltaic revenues were $7.3 million in the fourth quarter as compared to $9.3 million a year ago and $10.4 million in the previous quarter. The decrease in photovoltaics revenues relates to a delay in receipt of export licenses covering three international satellite programs. The Company did not receive these licenses in time to ship product during the fourth quarter. The Company has since received license approvals on all three of the programs and has shipped against those orders during the first quarter of fiscal 2007. A fourth export license was received with shipments against this license expected during the second fiscal quarter of 2007. Gross margins were 12% for the fourth quarter and 18% for fiscal 2006. Gross margins were impacted by the revenue shortfall in the Company’s photovoltaic product line, unfavorable product mix experienced in the fiber optic division, specifically, the CATV product line, and unfavorable labor and material variances experienced in the Company’s CATV product line. Included in cost of goods sold for the three and twelve-month periods ended September 30, 2006 are $0.3 million and $1.0 million of stock-based compensation expense, respectively. The Company adopted SFAS 123(R) during fiscal 2006 and, as such, no stock-based compensation expense was recognized in the previous year under SFAS 123(R). However, as previously announced, the Company expects to incur additional non-cash stock-based compensation charges related to past stock option grants. For the year ended September 30, 2006, revenues totaled $143.5 million, an increase of 24% or $28.1 million, as compared to the $115.4 million recorded for the year ended September 30, 2005.

Operating expenses totaled $17.3 million for the three months ended September 30, 2006. Included in operating expenses were one-time impairment charges of $2.2 million related to the write-off of Corona Optical Systems and $0.9 million of expenses related to the Company’s new terrestrial solar power division. These terrestrial solar power expenses are anticipated to increase in future periods. In addition, operating expenses included approximately $0.9 million of charges related to the Company’s previously announced internal stock options investigation. The Company expects to incur approximately $1.5 million to $2.0 million in additional charges related to the stock option investigation in the quarter ended December 31, 2006. Not including the impairment charges, expenses associated with the terrestrial solar power division, stock-based compensation and stock option investigation expenses, operating expenses for the fourth quarter would have been $12.5 million, an increase of $0.6 million sequentially. For the twelve-month period ended September 30, 2006, operating expenses totaled $56.5 million, an increase of $16.6 million from the previous year. Included in operating expenses for the three and twelve-month periods ended September 30, 2006 are $0.7 million and $3.0 million of stock-based compensation expense, respectively. The Company adopted SFAS 123(R) during fiscal 2006 and, as such, no stock-based compensation expense was recognized in the previous year under SFAS 123(R). However, as previously announced, the Company expects to incur additional non-cash stock-based compensation charges related to past stock option grants.

The Company reported an operating loss of $13.0 million for the three months ended September 30, 2006. Excluding impairment charges, expenses associated with the terrestrial solar power division, stock-based compensation and stock option investigation expenses, the Company’s operating loss totaled $7.9 million, or $(0.16) per basic share. This compares to an operating loss of $4.1 million, or $(0.09) per basic share in the prior year, and an operating loss of $4.0 million, or $(0.08) per basic share in the prior quarter.

Interest expense, net for the quarter totaled $0.9 million, essentially flat with prior quarter. The Company reported a gain on the disposition of their Electronics Materials and Device division of $7.6 million. The gain on the sale of GELcore totaled $87.4 million and the provision for taxes amounted to $1.9 million. The Company also incurred a $0.5 million charge on the write-down of a cost-based investment.

EMCORE reported a net profit for the fourth quarter of fiscal 2006 of $78.1 million or $1.54 per basic share. Excluding impairment charges, expenses associated with the terrestrial solar power division, stock-based compensation and stock option investigation expenses, the loss from convertible subordinated notes exchange offer, the reduction in fair value of investment, effect of equity investments, the provision for income taxes, and the gain on the sale of GELcore and the Electronics Materials and Device division, the net loss is $8.9 million, or $(0.17) per basic share. This compares to EMCORE’s quarterly net loss in the previous year of $5.1 million, or $(0.11) per share after excluding the effect of equity investments and loss from discontinued operations. For the year ended September 30, 2006, EMCORE reported net income of $58.7 million, or $1.18 per basic share. Excluding impairment charges, expenses associated with the terrestrial solar power division, stock-based compensation and stock option investigation expenses, the loss from convertible subordinated notes exchange offer, the reduction in fair value of investment, effect of equity investments, loan forgiveness, the provision for income taxes, and the gain on the sale of GELcore and the Electronics Materials and Device division the net loss for fiscal 2006 is $23.5 million, or $(0.47) per basic share. This compares to EMCORE’s net loss in fiscal 2005 of $24.3 million, or $(0.51) per share after excluding the effect of equity investments and loss from discontinued operations.

Cash, cash equivalents and marketable securities at September 30, 2006 totaled approximately $124 million, an increase of approximately $100 million from the prior quarter. The increase was attributable to the proceeds received from the sales of GELcore and the Electronics Materials and Device division for a combined total of $113 million.

Management Discussion and Outlook:

“While we have experienced some challenges in the previous two quarters, we have been actively engaged in strengthening the Company’s balance sheet and improving the Company’s operations. The sale of our interest in GELcore and the sale of the Electronics Materials and Device division have provided us with the capital to invest in our terrestrial photovoltaic strategy and expand our fiber optics business. Our strategic investment in WorldWater and Power and expansion into China are just two examples of these initiatives. In addition, we have obtained significant new satellite and terrestrial orders in our photovoltaic division that we believe will help improve operational performance in fiscal 2007,” stated Reuben F. Richards, Jr., Chief Executive Officer. “I believe that the management changes that we have instituted will strengthen operational performance. I am very pleased that Dr. Hong Hou has accepted the position of President and Chief Operating Officer. We have every confidence that Dr. Hou will continue to contribute to the growth and profitability of EMCORE,” added Mr. Richards.

“I am very excited to begin my new role as President and Chief Operating Officer. Over my years at EMCORE I have been impressed by the Company’s ability to introduce and successfully commercialize market leading technologies. I look forward to continuing that tradition in my new role,” stated Dr. Hong Q. Hou, President and Chief Operating Officer.

Company and Quarterly Highlights:

EMCORE announced the sale of its Electronics Materials and Device division to IQE, plc. The purchase price was $16.0 million consisting of $13.0 million in cash and $3.0 million in the form of a secured promissory note of IQE, guaranteed by IQE's affiliates. The note is payable in 4 equal installments over the following twelve months. The first payment was received in November 2006. EMCORE will continue to focus strategy on broadband infrastructure, solar power and highly-integrated products.

EMCORE sold its 49% membership interest in GELcore, LLC to the Lighting operations of GE Consumer & Industrial, a division of General Electric (GE) for $100 million in cash. GE owned a 51% membership interest in GELcore prior to acquiring the remaining 49% from EMCORE.

EMCORE and Sandia National Laboratories announced the agreement for the development of next generation concentrator photovoltaic power systems. Sandia will provide technical support for EMCORE’s terrestrial solar systems products. Sandia has over 25 years in the development of photovoltaics for grid-tied utility scale power generation and is a pioneer in photovoltaic research. EMCORE is the leading supplier of gallium arsenide multi-junction solar cell technology for power generation on satellites. EMCORE is adapting its state-of-the-art solar cell technology as a base for the development of large scale, concentrator photovoltaic power systems with the goal of becoming the leader in solar energy power systems.

EMCORE has agreed to invest $18.0 million in WorldWater and Power (NASDAQ: WWAT) in return for an amount of convertible preferred stock and warrants of WorldWater and Power, equivalent to an approximately 31% equity ownership in WorldWater and Power, or approximately 26.5% on a fully diluted basis. The two companies also announced the formation of a strategic alliance and supply agreement under which EMCORE is the exclusive supplier of high-efficiency multi-junction solar cells, assemblies and concentrator subsystems to WorldWater and Power with a contract valued at $100 million over the next 3 years. On November 29, 2006, EMCORE invested $13.5 million in WorldWater and Power, representing the first tranche of its $18.0 million investment. In connection with the investment, EMCORE will also gain two seats on WorldWater and Power’s Board of Directors.

As the Company previously announced, on December 18, 2006, the Company received a NASDAQ Staff Determination letter stating that the Company is not in compliance with the filing requirements for continued listing and that its common stock is subject to delisting from The Nasdaq Stock Market. Specifically, the notice was a result of the Company’s failure to file its Annual Report on Form 10-K for the year ended September 30, 2006 with the Securities and Exchange Commission by the required deadline. The Company explained in its Form 12b-25 filed with the Securities and Exchange Commission on December 15, 2006 that its inability to file a timely Annual Report on Form 10-K related to the Company’s voluntary review of its stock option granting practices and the need to correct its financial statements for previous periods to account for additional stock-based compensation expense.

On December 26, 2006, the Company requested a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination letter and request continued listing.  NASDAQ has notified EMCORE that the requested hearing is set for February 15, 2007.  The Company can make no assurances that the NASDAQ Listing Qualifications Panel will grant the Company’s request for continued listing. Under Nasdaq Marketplace rules, the Company’s request for a hearing automatically stays the delisting of the Company’s common stock pending the issuance of a written determination by the NASDAQ Listing Qualifications Panel.

The Company is continuing to prepare corrected financial statements and will file its Annual Report on Form 10-K as soon as reasonably practicable.

EMCORE will discuss its quarterly results in a conference call on Tuesday, January 9, 2007, at 9:00 a.m. ET. To participate in the conference call, U.S. callers should dial (toll free) 866-710-0179 and international callers should dial 334-323-9871. The access code for the call is 64946. A replay of the call will be available beginning January 9, 2007 at 11:00 a.m. ET until January 16, 2007 at 11:59 p.m. ET. The replay call-in number for U.S. callers is 877-656-8905, for international callers it is 334-323-9859, and the access code is 12320420. The call also will be web cast via the Company's web site at http://www.emcore.com. Please go to the site beforehand to download any necessary software.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optic, satellite and solar power markets. EMCORE’s Fiber Optic segment offers optical components, subsystems and systems for high speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE’s Photovoltaic segment provides products for both satellite and terrestrial applications. For satellite applications, EMCORE offers high efficiency Gallium Arsenide (GaAs) solar cells, Covered Interconnect Cells (CICs) and panels. For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit www.emcore.com.

Forward-looking statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, (a) the Company’s unaudited results for the fourth quarter and fiscal year 2006, (b) statements related to the Company’s voluntary review of its historic stock option granting practices, including statements concerning the determination of accounting adjustments and related tax and financial consequences in connection with the Special Committee’s recommendations, and (c) the timing of filing of reports with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, (a) the difficulty of predicting quarterly and year end financial results, (b) the finalization and audit of the Company’s unaudited fiscal year 2006 results, (c) the effects of the Company’s voluntary review of its historic stock option granting practices, including (i) risks and uncertainties relating to developments in regulatory and legal guidance regarding stock option grants and accounting for such grants, (ii) the possibility that the Company will not be able to file additional reports with the Securities and Exchange Commission in a timely manner, (iii) the possibility that the Company may determine that additional stock-based compensation expenses and other additional expenses be recorded in connection with affected option grants (iv) negative tax consequences arising out of the stock option review, (v) the possible delisting of the Company’s stock from the Nasdaq National Market pursuant to Nasdaq Marketplace Rule 4310(c)(14), (vi) the timing and outcome of the Nasdaq appeal hearing, (vii) the impact of any actions that may be required or taken as a result of such review or the Nasdaq hearing and review process, (viii) the possibility of our bondholders alleging a default under the Company’s indenture as a result of the delay in filing the 10-K and (ix) risk of litigation arising out of or related to the Company’s stock option grants or a restatement of the Company’s financial statements, and (d) factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

EMCORE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended September 30, 2006 and 2005
(in thousands, except loss per share)
(preliminary unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2006	2005	2006	2005

Revenue	$35,366	$33,455	$143,533	$115,367
Cost of revenue	31,058	27,350	117,303	96,025
Gross profit	4,308	6,105	26,230	19,342

Operating expenses:
Selling, general and administrative	9,566	6,268	34,540	23,450
Research and development	5,483	3,965	19,708	16,387
Impairment	2,233	-	2,233	-
Total operating expenses	17,282	10,233	56,481	39,837

Operating loss	(12,974)	(4,128)	(30,251)	(20,495)

Other (income) expense:
Interest expense, net	945	936	4,093	3,763
Loss from convertible subordinated notes exchange offer	-	-	1,078	-
Reduction in fair value of investment	500	-	500	-
Equity in net (income) loss of GELcore investment	620	(591)	599	112
Equity in net loss of Velox investment	-	-	332	-
Net gain on sale of GELcore investment	(87,376)	-	(87,376)	-
Total other expenses (income)	(85,311)	345	(80,774)	3,875

Income (loss) from continuing operations before income taxes	72,337	(4,473)	50,523	(24,370)

Provision for income taxes	1,851	-	1,851	-

Income (loss) from continuing operations	70,486	(4,473)	48,672	(24,370)

Discontinued operations:
Income (loss) from discontinued operations, net of tax	(17)	(137)	407	(1,213)
Gain on disposal of discontinued operations, net of tax	7,593		9,605	12,476
Income (loss) from discontinued operations	7,576	(137)	10,012	11,263

Net income (loss)	$78,062	$(4,610)	$58,684	$(13,107)

Per share data:
Basic per share data:
Income (loss) from continuing operations	$1.39	$(0.09)	$0.98	$(0.51)
Income (loss) from discontinued operations	0.15	(0.01)	0.20	0.23
Net income (loss)	$1.54	$(0.10)	$1.18	$(0.28)

Diluted per share data:
Income (loss) from continuing operations	$1.33	$(0.09)	$0.93	$(0.51)
Income (loss) from discontinued operations	0.14	(0.01)	0.19	0.23
Net income (loss)	$1.47	$(0.10)	$1.12	$(0.28)

Weighted average number of shares outstanding:
Basic	50,728	47,861	49,687	47,387
Diluted	53,017	47,861	52,191	47,387

EMCORE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2006 and 2005
(in thousands)
(preliminary unaudited)

	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$22,727	$19,525
Marketable securities	101,375	20,650
Restricted cash	602	547
Accounts receivable, net	28,360	22,633
Receivables, related parties	384	4,197
Inventory, net	23,441	17,159
Prepaid expenses and other current assets	6,646	3,524
Assets of discontinued operations	-	4,784

Total current assets	183,535	93,019

Property, plant and equipment, net	55,694	54,539
Goodwill	38,828	34,643
Other intangible assets, net	5,427	5,175
Investments in unconsolidated affiliates	981	12,698
Long-term receivables, related parties	82	169
Other non-current assets, net	3,242	6,044

Total assets	$287,789	$206,287

LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,123	$15,587
Accrued expenses and other current liabilities	19,500	19,086
Convertible subordinated notes, current portion	-	1,350
Liabilities of discontinued operations	-	-

Total current liabilities	39,623	36,023

Convertible subordinated notes	95,944	94,701

Total liabilities	135,567	130,724

Commitments and contingencies	-	-

Shareholders’ equity:
Preferred stock, $0.0001 par, 5,882 shares authorized, no shares outstanding	-	-
Common stock, no par value, 100,000 shares authorized, 50,962 shares issued and 50,803 shares outstanding as of September 30, 2006; 48,023 shares issued and 48,003 outstanding as of September 30, 2005	411,592	392,466
Accumulated deficit	(257,287)	(315,971)
Treasury stock, at cost; 159 shares as of September 30, 2006; 20 shares as of September 30, 2005	(2,083)	(932)

Total shareholders’ equity	152,222	75,563

Total liabilities and shareholders’ equity	$287,789	$206,287

Use of Non-GAAP Measures

The Company provides non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

EMCORE believes that the additional non-GAAP measures are useful to investors for financial analysis. In particular, management believes it is appropriate in evaluating EMCORE's operations to exclude gains or losses from one-time items such as impairment charges, gains (losses) on disposal of discontinued operations and gains (losses) on divestitures of assets because these items would make results less comparable between periods. Because EMCORE implemented stock option expensing recently, we have also provided a non-GAAP measure so that our investors can more easily compare our performance to periods prior to implementation of expensing. Management believes adjusting for stock-based compensation expense is appropriate, as it is a non-cash expense, and adjusting is consistent with the practice of most of our competitors. Management also uses these measures internally to evaluate the company's operating performance, and the measures are used for planning and forecasting of future periods. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as indicated in the tables listed below:

EMCORE CORPORATION
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 and JUNE 30, 2006
(in thousands)
(preliminary unaudited)

	September 30,	June 30,
	2006	2006
Operating expenses - as reported	$17,282	$12,755
Adjustments:
Impairment charges	(2,233)	-
Expenses related to the Company’s new terrestrial solar power division	(942)	(187)
Stock-based compensation expense	(699)	(673)
Expenses associated with stock options investigation	(900)	-
Operating expenses - non-GAAP	$12,508	$11,895

EMCORE CORPORATION
RECONCILIATION OF NON-GAAP OPERATING LOSS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006, JUNE 30, 2006 and SEPTEMBER 30, 2005
(in thousands except loss per share)
(preliminary unaudited)

	September 30,	June 30,	September 30,
	2006	2006	2005
Operating loss - as reported	$(12,974)	$(5,127)	$(4,128)
Adjustments:
Impairment charges	2,233	-	-
Expenses related to the Company’s new terrestrial solar power division	942	187	-
Stock-based compensation expense	970	927	-
Expenses associated with stock options investigation	900	-	-
Operating loss - non-GAAP	$(7,929)	$(4,013)	$(4,128)

Per share data:
Operating loss - non-GAAP	$(0.16)	$(0.08)	$(0.09)

Weighted average number of basic shares outstanding	50,728	50,430	47,861

EMCORE CORPORATION
RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
FOR THE THREE MONTHS AND YEARS ENDED SEPTEMBER 30, 2006 and 2005
(in thousands except loss per share)
(preliminary unaudited)

	Three months ended		Fiscal years ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Net income (loss) - as reported	$78,062	$(4,610)	$58,684	$(13,107)
Adjustments:
Impairment charges	2,233	-	2,233	-
Expenses related to the Company’s new terrestrial solar power division	942	-	1,254	-
Stock-based compensation expense	970	-	3,763	-
Expenses associated with stock options investigation	900	-	900	-
Loss from convertible subordinated notes exchange offer	-	-	1,078	-
Reduction in fair value of investment	500	-	500	-
Equity in net (income) loss of GELcore investment	620	(591)	599	112
Equity in net loss of Velox investment	-	-	332	-
Loan forgiveness	-	-	2,683	-
Net gain on sale of GELcore investment	(87,376)	-	(87,376)	-
Provision for income taxes	1,851	-	1,851	-
(Income) loss from discontinued operations	(7,576)	137	(10,012)	(11,263)
Net loss - non-GAAP	$(8,874)	$(5,064)	$(23,511)	$(24,258)

Per share data:
Net loss - non-GAAP	$(0.17)	$(0.11)	$(0.47)	$(0.51)

Weighted average number of basic shares outstanding	50,728	47,861	49,687	47,387

CONTACT:
EMCORE Corporation
Tom Werthan - Chief Financial Officer
(732) 271-9090, info@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400, info@ttcominc.com